FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 12, 2006, the United States Cellular Corporation ("U.S. Cellular") 2006 Executive Officer Annual Incentive Plan Effective January 1, 2006 ("Executive Incentive Plan") was approved by U.S. Cellular's Chairman of the Board of Directors, who does not participate in such incentive plan.

The purposes of the Executive Incentive Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular's executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Incentive Plan are executive vice presidents and senior vice presidents of U.S. Cellular. Each participant's target incentive is expressed as a percentage of base salary.

The officer bonus plans of U.S. Cellular are discretionary in nature and are based, in part, on U.S. Cellular's performance, individual performance and individual bonus targets, which contribute to the formation and size of a bonus pool. The total pool is then broken down into Executive Officer and Vice President annual plan pools, allocated at the discretion of the President and CEO. The President and CEO will consider the performance measures and any other information that he deems relevant in determining the pool.

The following performance measures, using weights and definitions as approved by the Chairman, will be considered in evaluating the achievements of the eligible participants for purposes of the Executive Incentive Plan: Customer Addition Equivalents; Customer Defections; Consolidated Revenue; Consolidated Cash Flow; and Return on Capital. The President and CEO determines the actual payout that each officer will receive allocating the bonus pool among officers as he deems appropriate, and is not bound to adhere to any guideline. However, the sum of all participants' actual awards cannot deviate from the total officer pool by plus or minus 18% for 2006. The Chairman of the Board must approve all officer bonuses prior to payout.

The foregoing description of the Executive Incentive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete Executive Incentive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

There is no written bonus plan for the President. The bonus of the U.S. Cellular President (chief executive officer) is determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with information about executive compensation at other companies by the Vice President of Human Resources of TDS. This information includes compensation reported in proxy statements of comparable companies and salary surveys. The Chairman uses these sources and makes a determination of appropriate sources, companies and ranges for the President.

No specific measures of performance are considered determinative in the compensation of the President. As with the other executive officers, all facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President. With respect to the President's bonus, the Chairman does consider the results of the Executive Incentive Plan and bases the amount of the bonus to a large degree upon the results of U.S. Cellular as measured by the performance objectives set by the Executive Incentive Plan. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

U.S. Cellular, an 81%-owned subsidiary of Telephone and Data Systems, Inc., has a balance of $155 million against its Revolving Credit Facility as of July 13, 2006. As a result of the balance exceeding $150 million, U.S. Cellular has elected to disclose the accumulated balance under such facility, but such disclosure shall not be deemed to be an acknowledgement by U.S. Cellular that such amount is material. The borrowings along with repayments have occurred periodically since September 30, 2005 but the balance outstanding has not been in excess of $150 million between such date and July 13, 2006. On July 13, 2006, U.S. Cellular borrowed $65 million to finance a portion of its capital contribution and advances to Barat Wireless, L.P. and/or its general partner to provide initial funding of Barat Wireless, L.P.'s participation in Auction 66. See Item 8.01 "Other Matters" below for more information on Barat Wireless, L.P. The remaining amounts outstanding under the Revolving Credit Facility were used for general corporate purposes. U.S. Cellular anticipates repaying the amounts with future cash flows from operations or long-term debt financing.

As of July 13, 2006 the borrowings on the Revolving Credit Facility range in maturity from 4 days to 32 days at rates ranging from 5.8% to 5.96%. The notes can be renewed when they come due based on the London InterBank Offered Rate ("LIBOR") plus a contractual spread - 60 basis points at July 13, 2006.

The foregoing description is qualified by reference to the description of the Revolving Credit Facility under Item 1.01 in U.S. Cellular's Current Report on Form 8-K dated December 9, 2004, and a copy of the Revolving Credit Facility, which is included as Exhibit 4.1 of U.S. Cellular's Current Report on such Form 8-K dated December 9, 2004 and is incorporated by reference herein.

Item 8.01. Other Matters.

U.S. Cellular is a limited partner in Barat Wireless, L.P. ("Barat Wireless"), an entity which may participate in the auction of wireless spectrum designated by the FCC as Auction 66, which is scheduled to begin in August 2006. Barat Wireless intends to qualify as a "designated entity" and be eligible for discounts with respect to spectrum purchased in Auction 66.

Barat Wireless is in the process of developing its long-term business and financing plans. As of July 14, 2006, U.S. Cellular has made capital contributions and advances to Barat Wireless and/or its general partner of $79.9 million to provide initial funding of Barat Wireless' participation in Auction 66. U.S. Cellular will consolidate Barat Wireless and Barat Wireless, Inc., the general partner of Barat Wireless, for financial reporting purposes, pursuant to the guidelines of FASB Interpretation No. 46R ("FIN 46R"), as U.S. Cellular anticipates absorbing a majority of Barat Wireless' expected gains or losses. Pending finalization of Barat Wireless' permanent financing plan, and upon request by Barat Wireless, U.S. Cellular may agree to make additional capital contributions and advances to Barat Wireless and/or its general partner.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: July 17, 2006

By:	/s/ Kenneth R. Meyers

Kenneth R. Meyers
Executive Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit Number	Description of Exhibit
10.1	United States Cellular Corporation 2006 Executive Officer Annual Incentive Plan
99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement